CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-177070 of the Variable Annuity-2 Series Account of First Great-West Life & Annuity Insurance Company on Form N-4 of our report dated April 13, 2012 on the financial statements and financial highlights of each of the investment divisions of the Variable Annuity-2 Series Account of First Great-West Life & Annuity Insurance Company appearing in the Statement of Additional Information, which is part of the Registration Statement.

We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Prospectus, which is also part of the Registration Statement, and in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 26, 2012

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-177070 of the Variable Annuity-2 Series Account of First Great-West Life & Annuity Insurance Company on Form N-4 of our report dated April 26, 2012 on the financial statements of First Great-West Life & Annuity Insurance Company appearing in the Statement of Additional Information, which is part of the Registration Statement.

We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Prospectus, which is also part of the Registration Statement, and in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 26, 2012